ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is made this 27 day of March, 2004, by and between Dorado Capital Ventures, Inc, (DCV) a Nevada Corporation, ("Buyer"), and Ely Schless dba; Electric Moto and electricmoto.com, (Schless) a sole proprietor ("Seller").

                                    RECITALS:

     WHEREAS, Schless operates his business (the "Business") at certain leased real properties identified in Exhihit A (collectively the "Premises"); and

     WHEREAS, Buyer desires to purchase from Seller, and Seller desires to self to Buyer, all Seller's rights, title and interest, if any, in and to certain assets on the terms described below.

     NOW, THEREFORE, the parties agree as follows:

1.   Preamble; Preliminary Recitals.

The preamble and preliminary recitals set forth above are by this reference incorporated in and made a part of this Agreement.

2.   Purchase of Assets.

Subject to the provisions of this Agreement, Buyer agrees to purchase, and Seller agrees to sell, all Seller's rights, title and interest, if any, in and to the Purchased Assets, as defined in this paragraph. The purchase price for the Purchased Assets shall be $20,000 ("Purchase Price").

"Purchased Assets" means, collectively all tangible property, including but not limited to, furniture, fixtures, machinery, equipment, tools, and inventory ("inventory"), and the following intangible property: all right, title and interest of Seller, if any, intellectual property (including, without imitation, trademarks, tradenames, and service marks), telephone numbers and telephone listings, insurance policies, customer lists, goodwill and other intangible property related to the Business, which is located at the Premises on the Closing Date; but excluding all other assets of Seller and specifically excluding: (i) cash; (ii) any accounting related books and records, whether written or electronically recorded; Oil causes of action not related to the Purchased Assets; (iv) contingent and unliquidated claims of every nature except those related to the Purchased Assets, including tax refunds, counterclaims, and rights to set off claims; (v) deposits and (vi) any personal property subject to any security interest in favor of a third party other than (none).

3.   Payment of Purchase Price.

Buyer shall deriver to Seller the purchase price in the form of 20,000,000 unregistered common shares of Dorado Capital Ventures, Inc.

4.   Assumption of Liabilities.

At Closing Buyer shall assume and agree to pay, discharge or perform as appropriate only the following liabilities and obligations as kited in Exhibit C (the "Assumed Liabilities):

     a.   All obligations under customer purchase orders;
     b. All leases of personal property and equipment, and contracts or agreements with vendors providing services to the Business after the Closing Date as listed on Exhibit C.
     c. Any and all expenses relating to the operation of the business of Electric Moto.

     Except for the Assumed Liabilities, Buyer is not assuming, nor shall it in any way be liable or responsible for, any liabilities, obligations or debts of Seller, whether accrued, absolute, contingent or otherwise, arising before or after the Closing.

5.   Covenants of Seller.

Seller hereby covenants and agrees with Buyer that:

     a. Until the Closing Seller shall use its best efforts to maintain its current relationships with suppliers, customers and others having business relations with Seller in connection with the Purchased Assets.
     b. Until the Closing, except as may be first approved in writing by Buyer or as is otherwise permitted or contemplated by this Agreement, Seller shall conduct its business and all transactions with respect to the Purchased Assets, only in the usual and ordinary course of business consistent with Seller's past practice.
     c. Until the Closing, Seller shall make no sale of assets other than in the ordinary course of Seller's past practice.
     d. Seller is a corporation in good standing with the State of Nevada with a total of no more than 7 million shares issued and outstanding prior to any agreed upon funding.

6.   Closing.

     a. In the event that Buyer is the successful Buyer following the Auction, the consummation of the purchase and sale of the Purchased Assets (the "Closing") shall be held at 4:00 p.m. on April 2, 2004 or sooner by agreement of the parties, at such place as Buyer and Seller may agree.

     b. At the Closing, Seller shall deliver the Purchased Assets to Buyer and shall deliver the following documents to Buyer.

          i    list of Accounts;
          ii.  list of inventory;
          iii  such other documents as may be reasonably requested by Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

     c. At Closing Buyer shall pay to Seller the Purchase Price and shall deliver to Seller the following documents:

          i. All available corporate documents copies and bank records and check books including but not limited to articles of incorporation, by laws, IRS tax number information.

          ii Executed copies of a Board of Directors meeting wherein Schuss and other parties of his choosing are elected to the board of Directors and the name of the corporation has been changed to Electric Moto Corporation.

          iii. Letters of resignation of all current Directors.

          iv. such other documents as may be reasonably requested by Seller in connection with the consummation of the transactions contemplated by this Agreement.

7.   Delivery and Condition of the Purchased Assets.

     a. Immediately upon completion of the Closing, Seller shall be deemed to have fully and completely transferred to Buyer all his rights, title and interest, if any, in, as well as possession, custody and control of, the Purchased Assets. Further upon dosing Seller will become the controlling party of Buyer and shall be considered the surviving party following said acquisition.

     b. Buyer agrees that it is purchasing and shall take possession of the Purchased Assets in their AS IS, WHERE IS condition and acknowledges that it has previously been given the opportunity to and has conducted such investigations and inspections of the Purchased Assets as it has deemed necessary or appropriate for the purposes of this Agreement.

     c. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATIONS, STATEMENTS, WARRANTIES, OR CONDITIONS OF ANY KIND OR NATURE WHATSOEVER CONCERNING THE PURCHASED ASSETS, INCLUDING (WITHOUT LIMITING THE GENERALITY OF THE FOREGOING) ANY WARRANTIES REGARDING THE OWNERSHIP, CONDITION, QUANTITY AND/OR QUALITY OF ANY OR ALL OF THE PURCHASED ASSETS AND ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE ARE DISCLAIMED.

8.   Conditions Precedent to Closing.

The performance by Seller and Buyer of their respective obligations under this Agreement is subject to the condition that on the Closing Date no suit, action or other proceeding shall be pending before any court or governmental or regulatory authority which seeks to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated by this Agreement. Further it is agreed by both parties that Buyer shall have completed the sale of 2,000,000 shares of unregistered shares at $.05 per share for a total of 9100,000. Said funds will be retained in Buyers checking account and turned over to Seller upon closing.

9.   Default.

     a. If Seller fails to make the required deliveries at the Closing or otherwise defaults under this Agreement, then Buyer shall have the right to terminate this Agreement and thereupon this Agreement shall be null and void and of no legal effect whatsoever. If so terminated, each party hereto shall suffer their own losses, costs, expenses or damages arising out of, under or related to this Agreement.

10.  Indemnity.

Buyer shall indemnify, defend and hold Seller harmless from and against any and all losses, liabilities, damages, costs and obligations (or actions or claims in respect thereof) (including reasonable counsel fees), which Seller may suffer or incur arising out of or based upon:

     a. the breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement;

     b.   the Assumed Liabilities: and

     c. the operation of the Business and the use of any of the Purchased Assets after the Closing.

11.  Notices.

Any notice required or permitted by this Agreement shall be in writing and effectively delivered for all purposes if delivered personally, by overnight delivery service or by United States mail, certified mail, postage prepaid, return receipt requested and:

Buyer

Dorado Capital Ventures, Inc
356 Pine Street #1
Pacific Grove, CA 93950

Seller

Ely Schless

Ashland, OR 27520

All notices shall be deemed delivered upon receipt.

12.  Survival.

The representations, warranties and covenants contained herein shall not survive the execution and delivery of this Agreement and Closing.

13.  Brokers.

Buyer and Seller each warrants to the other that it has not engaged, consented to, or authorized any broker, investment banker, or other third party to act on Its behalf, directly or indirectly, as a broker or finder in connection with the transactions contemplated by this Agreement and no such third party is entitled to any fee or compensation in connection with this Agreement or the transactions contemplated hereby by reason of any action of it.

14.  Amendment and Modification.

This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.

15.  Severability

Any provision of this Agreement that shall be prohibited or unenforceable shall be deemed ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

16.  Entire Agreement

This Agreement sets forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

17.  Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois_

18.  Counterparts.

This Agreement may be executed in one or more counterparts all of which when taken together constitute one and the same instruments. A signed counterpart is as binding as an original.

19.  Headings, Exhibits.

The headings used in this Agreement are for convenience only and shall not be used to limit or construe the contents of any of the sections of this Agreement. All lettered Exhibits are attached to and by this reference made a part of this Agreement.

20.  Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Dorado Capital Ventures, Inc                          Electricmoto

/s/  Christopher Miles                                /s/  Ely Schless
-------------------------------------                 --------------------------
by:  Christopher Miles, President                     Ely Schless

                                    EXHIBIT B

                            ASSIGNEE'S BILL OF SALE
                            -----------------------

For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Ely Schless ("SELLER"), hereby assigns, conveys and transfers over unto Dorado Capital Ventures, Inc ("BUYER"), all of his right, title and interest, if any, in and to the Purchased Assets as defined in that certain Asset Purchase Agreement between Seller and Buyer dated March 27. 2004 (the "Purchase Agreement").

The purchase price for the Purchased Assets is $15,000. THE PURCHASED ASSETS ARE BEING SOLD "AS-IS, WHERE-IS' WITH NO WARRANTIES OR REPRESENTATIONS WHATSOEVER, EXCEPT AS EXPRESSLY PROVIDED IN THE PURCHASE AGREEMENT, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed as of the 5th day of April 2004



                                            For ElectricMoto and as individual


                                            /s/  Ely Schless
                                            ----------------------------------
                                                 Ely Schless

Electricmoto Blade Tooling,
Documentation and Parts Inventory as
of 3/22104

Item #                  Description                                                               Value at Cost

                                                                                                   $
         1              10 unwelded swingarms                                                                1,000
         2              10 welded main frames                                                                4,700
         3              1 all position weld fixture                                                          1,200
         4              5 assembly                                                                             425
                        fixtures
         5              1 fender vacuform tool and                                                             750
                        trimmer
         6              1 belt cover vacuform tool                                                             650
         7              1 controller roof vacuform tool                                                        150
         8              1 main frame weld fixture                                                            5,500
         9              8 various mitre, bend and weld                                                        1800
                        fixtures
        10              10 miscellaneous parts kits                                                           1250
        11              1 rear subframe fixture                                                              1,400
        12              shipping crates and boxes                                                              200
        13              1 swingarm                                                                           1,200
                        fixture
        14              85 AutoCad Drawings and                                                              6,375
                        Documentation
                        note: based on 1 hour average dwg. Time
                           $75/hour
        15              cold cut saw                                                                          2200
        16              vacuformer                                                                            7800
        17              lathe                                                                                 4500
        18              mill                                                                                  8200
        19              mig welder                                                                            1450
        20              20" disc sander                                                                       2130
        21              band saw                                                                              7200
        22              hand tools                                                                            4700

Total value of documentation, tooling and existing
parts                                                                                                       64,780
inventory
